Exhibit 5.1

Dentons Bingham Greenebaum LLP 2700 Market Tower 10 West Market Street Indianapolis, IN 46204 United States dentons.com

September 17, 2026

First Merchants Corporation

200 East Jackson Street

Muncie, Indiana 47305

Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Merchants Corporation, an Indiana corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “SEC”) of an automatic registration statement on Form S-3 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with respect to the proposed issuance and sale by the Company on a delayed or continuous basis from time to time pursuant to Rule 415 promulgated under the Securities Act of (A) an unspecified number or amount of securities (collectively, the “Securities”) consisting of: (i) shares (the “Common Shares”) of common stock, without par value, of the Company (the “Common Stock”); (ii) shares (the “Preferred Shares”) of preferred stock, without par value, of the Company (the “Preferred Stock”), (iii) depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares”); (iv) senior debt securities of the Company (the “Senior Debt Securities”); (v) subordinated debt securities of the Company (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase any other Securities (the “Warrants”); (vii) units (the “Units”) consisting of one or more other Securities; and (viii) purchase contracts of the Company (the “Purchase Contracts”).

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined: (a) the Registration Statement, including each prospectus and exhibit (including those exhibits incorporated by reference) constituting a part of the Registration Statement; (b) the Company’s Articles of Incorporation, as amended to the date hereof (the “Articles”); (c) the Company’s Bylaws, as amended to the date hereof (the “Bylaws”); (d) resolutions adopted by the Company’s Board of Directors (the “Resolutions”) relating to, among other matters, approval of the filing of the Registration Statement; and (e) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

For purposes of the opinions contained herein, we have assumed that:

(a) the Company will remain validly existing under Indiana law and the organizational documents of the Company will not be amended or modified in any respect relevant and material to our opinions expressed herein;

(b) upon the issuance of any Common Shares, including any Common Shares which may be issued upon conversion or exchange of any other Securities that are convertible or exchangeable into Common Shares (collectively, the “Common Securities”), the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance;

First Merchants Corporation

September 17, 2026

(c) upon the issuance of any Preferred Shares, including any Preferred Shares which may be issued upon conversion or exchange of any other Securities that are convertible or exchangeable into Preferred Shares (collectively, the “Preferred Securities”), the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Articles, will not exceed, respectively, the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under the Articles;

(d) the issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Company’s Board of Directors, in accordance with the Indiana Business Corporation Law, the Articles, the Bylaws and the Registration Statement, and (i) with respect to the Preferred Shares, the applicable articles of amendment relating to such Preferred Shares will be duly filed with the Secretary of State of the State of Indiana prior to their issuance, and (ii) with respect to the Debt Securities, an indenture with respect thereto will be duly authorized, executed and delivered between the Company and an eligible trustee prior to their issuance, and the terms of such Debt Securities, and of their issuance and sale, will be duly established in conformity with the applicable indenture (such approvals, filings and actions, if applicable, being hereinafter referred to as the “Corporate Proceedings”); and

(e) the terms of the Securities are established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

We have also assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or facsimile copies. We have assumed with respect to all documents examined by us which contained facsimile signatures that such signatures were the original signature of the party and have the same force and effect as an original signature.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. Upon the completion of all Corporate Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Corporate Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement and the Corporate Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares.

4. Upon the completion of all Corporate Proceedings relating to the Senior Debt Securities, the issuance of the Senior Debt Securities will be duly authorized and will be valid and legally binding obligations of the Company.

5. Upon the completion of all Corporate Proceedings relating to the Subordinated Debt Securities, the issuance of the Subordinated Debt Securities will be duly authorized and will be valid and legally binding obligations of the Company.

6. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized and will be valid and legally binding obligations of the Company.

First Merchants Corporation

September 17, 2026

7. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized and will be valid and legally binding obligations of the Company.

8. Upon the completion of all Corporate Proceedings relating to the Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized and will be valid and legally binding obligations of the Company.

The foregoing opinions are limited to the Federal laws of the United States and the laws of the State of Indiana as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is limited to the matters expressly stated herein and no opinion is inferred or may be implied beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

In rendering the foregoing opinions, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references made to us therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dentons Bingham Greenebaum LLP

DENTONS BINGHAM GREENEBAUM LLP

JEH/DBW